UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, the Board of Directors of Chipotle Mexican Grill, Inc. elected Patricia Fili-Krushel and Scott Maw to the Board, effective immediately. Ms. Fili-Krushel and Mr. Maw will stand for re-election at the 2019 annual shareholders meeting, together with the other Chipotle directors, and will be appointed to Committees of the Board after the annual meeting.

Patricia Fili-Krushel, age 65, has served as Chief Executive Officer of the Center for Talent Innovation, a New York City–based think tank that focuses on global talent strategies, since January 2019. From 2011 to 2016, she served as an executive at Comcast Corporation, a global media and technology company; as Division Chairman, NBCUniversal News Group; and as Executive Vice President, NBCUniversal. Ms. Fili-Krushel has extensive leadership experience, serving as Executive Vice President and Chief Administrative Officer of Time Warner Inc., a global media and entertainment company, from 2001 to 2011; as President & CEO, WebMD Health Division, of WebMD Health Corp., from 2000 to 2001; as President, ABC Television Network, and President, ABC Daytime, Disney ABC Television Group, of The Walt Disney Company, a diversified worldwide entertainment company; and as Senior Vice President, Programming of Lifetime Entertainment Services, an entertainment and media company, from 1988 to 1992.  She also serves as a director of Dollar General Corporation (NYSE: DG).

Scott Maw, age 51, was Executive Vice President and Chief Financial Officer at Starbucks Corporation, a global roaster and retailer of specialty coffee, from 2014 until his retirement near the end of 2018. He also was Senior Vice President, Corporate Finance at Starbucks from 2012 to 2013, and Senior Vice President and Global Controller from 2011 to 2012. From 2010 to 2011, he was Senior Vice President and CFO of SeaBright Holdings, Inc., a specialty workers’ compensation insurer. From 2008 to 2010, he was Senior Vice President and CFO of the Consumer Bank at JP Morgan Chase & Company. Prior to this, Mr. Maw held leadership positions in finance at Washington Mutual, Inc. from 2003 to 2008, and GE Capital from 1994 to 2003. Prior to joining GE Capital, Mr. Maw worked at KPMG's audit practice from 1990 to 1994. Since 2016, he has been a member of the board of directors of Avista Corporation (NYSE: AVA).

Chipotle’s Board of Directors expanded the size of the Board to eleven directors, effective March 13, 2019, and elected Ms. Fili-Krushel and Mr. Maw to fill the resulting vacancies.

Also, at the Board of Directors meeting on March 13, 2019, one of Chipotle’s current directors, Kimbal Musk, notified the Board that he has decided to not stand for re-election at the 2019 annual meeting of shareholders.  Mr. Musk has served on our Board since 2013 and Chipotle extends its heartfelt appreciation to Mr. Musk for the tremendous contributions he has made to our success through his leadership in innovation and experience with fast-growing companies.

The press release issued by Chipotle on March 14, 2019 announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated March 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 14, 2019	By:	/s/ Roger Theodoredis
		Name:	Roger Theodoredis
		Title:	General Counsel